                                                                    EXHIBIT 99.1

                             MENLEY & JAMES, INC.


               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF MENLEY & JAMES, INC.
                            IN CONNECTION WITH THE
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 23, 1998


  The undersigned stockholder of Menley & James, Inc. (the "Company") hereby appoints Lawrence D. White and Greg L. Kearl, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution to vote all the shares of the Company's common stock, par value $.01 per share, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held on November 23, 1998, and at any adjournment or postponement of such meeting, with all powers which the undersigned would possess if personally present, in the manner indicated on the reverse side of this proxy and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED AGAINST ITEM 1 AS INDICATED ON THE REVERSE SIDE HEREOF.

                          (Continued on reverse side)



                             -FOLD AND DETACH HERE-
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                                                        Please
                                                        mark
                                                        your votes as   /X/
                                                        indicated in
                                                        this example

If no direction is made, this proxy will be voted against proposal 1. Please mark your votes as indicated in this example [x]

1. The approval and adoption of the Asset Purchase Agreement dated as of August 21, 1998, by and among Menley & James, Inc., its wholly-owned subsidiary, Menley & James Laboratories, Inc. (the "Subsidiary"), and Numark Laboratories, Inc. (the "Purchaser"), and as amended by Amendment No. 1 dated as of October 13, 1998, involving the proposed sale of substantially all of the assets, and the assignment of substantially all of the liabilities, of the Subsidiary to the Purchaser, for a purchase price of $12,930,000, subject to an increase or decrease of up to $500,000, including authorization of the Company, without further shareholder approval, to make such modifications and amendments to the terms and conditions of the Sale, including changes in the amount or type of consideration to be received or the assets to be sold, as the Board of Directors of the Company may deem appropriate.


                       FOR       AGAINST       ABSTAIN
                       / /         / /           / /

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                               Dated:                   , 1998
                                                     -------------------

                                               -------------------------------
                                                        (Signature)


                                               -------------------------------
                                                 (Signature if held jointly)


PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.



                             -FOLD AND DETACH HERE-



                               ADMISSION TICKET

                                Special Meeting
                                      of
                             Menley & James, Inc.
                           Monday, November 23, 1998
                                  10:00 a.m.
                       Hotel Inter-Continental New York
                             111 East 48th Street
                    (between Park Ave. and Lexington Ave.)
                               New York, New York




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                                   Agenda

              * Proposal to approve and adopt the Sale Agreement
              * Report on the progress of the corporation
              * Discussion on matters of current interest
              * Informal discussion among stockholders in attendance

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